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                                                                   EXHIBIT 10.27

                              KROLL HOUSINGS, INC.
                          MANAGEMENT STOCK OPTION PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Kroll Holdings, Inc. Management Stock Option Plan (the "Plan") is to promote the interests of the Company and its stockholders by providing the Company's key employees with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company.

2.       DEFINITIONS

         As used in this Plan, the following capitalized terms shall have the following meanings:

         (a) "Affiliate" shall mean with respect to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person, any director, officer or employee of such Person, any trust formed by such Person, any other Person of which such Person is a director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

         (b) "Appraisal Date" shall mean December 31 of each year, commencing with December 31,1996.

         (c) "Appraised Value" shall mean, as of any Appraisal Date, the appraised value of a share of Common Stock, as determined by the Appraiser, and shall be equal to the appraised value of the Company as of such Appraisal Date (determined in accordance with the considerations listed below), divided by the sum of the total number of shares of Company Stock issued and outstanding as of the Appraisal Date and the total number of options or any other instruments that provide rights to acquire shares of Company Stock outstanding as of such Appraisal Date. The Appraised Value of the Company shall be the price at which the

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Common Stock would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts. In determining the Appraised Value of the Company, the Appraiser will consider the financial condition and operating results and prospects of the Company, including: balance sheet, historical and at the Appraisal Date; assets; liabilities; book value; historical operating results, particularly profits generated and factors affecting profits; dividends paid historically and dividend-paying capacity; budgets; plans and projections of future performance; and prospects at the Appraisal Date. Appraised Value shall be determined by an appraisal conducted as of each Appraisal Date, and continuing for so long as Appraised Value shall be required to be determined under the Plan. Such appraisal shall be conducted following the release of the Company's audited annual financial statements for the year ending on such Appraisal Date. The Company shall be responsible for the costs of such appraisal.

         (d) "Appraiser" shall mean an accounting, investment banking or other appraisal firm selected by the Committee.

         (e) "Board" shall mean the Board of Directors of the Company.

         (f) "Call Date" shall have the meaning set forth in Section 5.8(b) herein.

         (g) "Cause" shall mean (i) the commission of a felony; (ii) gross negligence or willful misconduct in connection with the performance of the Participant's duties as an Employee; (iii) a fraudulent act or omission by the Participant adverse to the reputation of the Company or any of its Affiliates;
(iv) the disclosure by the Participant of any trade secrets or confidential information of the Company or any of its Affiliates to persons not authorized to know same; or (v) the willful refusal to carry out reasonable instructions of the Chairman, which has a material adverse effect on the Company or any of its Affiliates. If, subsequent to

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a Participant's termination of Employment, it is discovered that such
Participant's Employment could have been terminated for Cause, the Participant's Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause.

         (h) "Chairman" shall mean the acting Chairman of the Company or its Affiliates.

         (i) "Commission" shall mean the U.S. Securities and Exchange
Commission.

         (j) "Committee" shall mean the Committee appointed by the Board pursuant to Section 3 of the Plan.

         (k) "Common Stock" shall mean the common stock of the Company, excluding the class A common stock.

         (l) "Company" shall mean Kroll Holdings, Inc.

         (m) "Company Notice" shall have the meaning set forth in Section 5.7 herein.

         (n) "Company Stock" shall mean the common stock of the Company, including both the class A common stock and the Common Stock.

         (o) "Corporate Event" shall mean the date that (i) more than 50% of the shares of Company Stock, by vote and by value, are owned by persons other than the Majority Stockholder or employees or employee benefit plans of the Company or its Affiliates, or (ii) all or substantially all of the assets of the Company are sold to persons other than the Majority Stockholder or employees or employee benefit plans of the Company or its Affiliates.

         (p) "Disability" shall mean a permanent disability as defined in Kroll Associates' long-term disability plan.

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         (q) "Eligible Employee" shall mean (i) any Employee who is a managing director or key executive of the Company or an Affiliate, or (ii) certain other Employees who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

         (r) "Employment" shall mean employment with the Company or any Affiliate. "Employee" and "Employed" shall have correlative meanings.

         (s) "Exercise Date" shall have the meaning set forth in Section 4.10 herein.

         (t) "Exercise Notice" shall have the meaning set forth in Section 4.10 herein.

         (u) "Fair Value" shall mean, as of any Valuation Date, the fair value of each share of Common Stock, determined by dividing (i) one-third of the Operating Income of the Company and its subsidiaries for the thirty-six month period ending on the Valuation Date immediately preceding the Exercise Date for which the determination is being made multiplied by 12.91, by (ii) the sum of the total number of shares of Company Stock issued and outstanding as of the Valuation Date and the total number of options or any other instruments that provide rights to acquire shares of Company Stock outstanding as of such Valuation Date.

         (v) "Grant" shall mean a grant of Options under the Plan and evidenced by a Stock Option Grant Agreement.

         (w) "Grant Date" shall mean the Grant Date as defined in Section 4.2 herein.

         (x) "Kroll Associates" shall mean Kroll Associates, Inc.

         (y) "Majority Stockholder" shall mean Jules B. Kroll and his family and their respective donees, estates and heirs.

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         (z) "Note Purchase Agreement" shall mean any long-term debt, credit or other agreements or arrangements entered into by the Company or its Affiliates.

         (aa) "Operating Income" shall mean the operating (loss) profit as shown in the monthly consolidated financial reports of the Company and its subsidiaries, prepared in accordance with generally accepted accounting principles.

         (bb) "Options" shall mean the options to purchase Common Stock Granted to the Participants under the Plan.

         (cc) "Option Spread" shall mean, with respect to an Option, the excess, if any, of the Fair Value of a share of Common Stock as of the Valuation Date immediately preceding the Exercise Date over the exercise price of such Option provided in the Stock Option Grant Agreement.

         (dd) "Participant" shall mean an Eligible Employee to whom a Grant of Options under the Plan has been made.

         (ee) "Permitted Disposition" shall have the meaning set forth in
Section 5.2 herein.

         (ff) "Permitted Transferee" shall mean a Transferee who receives his interest in Common Stock as the result of a Permitted Disposition, provided that the Transferee becomes a party to this Agreement as provided in Section 5.1.

         (gg) "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.


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         (hh) "Public Offering" shall mean an offer for sale of shares of
Company Stock pursuant to an effective registration statement filed by the Company which issued such shares pursuant to the Securities Act.

         (ii) "Put Notice" shall have the meaning set forth in Section 5.6(b).

         (jj) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (kk) "Selling Stockholder" shall have the meaning set forth in Section
5.7 herein.

         (ll) "Stock Option Grant Agreement" shall mean an agreement entered into by each Participant and the Company evidencing the Grant of Options pursuant to the Plan.

         (mm) "Stockholder Notice" shall have the meaning set forth in Section
5.7 herein.

         (nn) "Transfer" shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. "Transferee" and "Transferor" shall have correlative meanings.

         (oo) "Valuation Date" shall mean the last day of each month, commencing with December 31, 1995.

         (pp) "Vesting Date" shall mean the date an Option becomes exercisable as defined in Section 4.3 herein.

3.       ADMINISTRATION OF THE PLAN

         The Committee shall be appointed by the Board and shall administer the Plan. No member of the Committee shall participate in any decision that specifically affects such member's interest in the Plan.


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         3.1 POWERS OF THE COMMITTEE. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to Grant Options; (b) to determine to which of the Eligible Employees Grants shall be made; (c) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant and the Vesting Dates for such Options; (d) to prescribe the form of any instrument evidencing a Grant; (e) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (f) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (g) to make all other determinations necessary or advisable for the administration of the Plan.

         3.2 DETERMINATIONS OF THE COMMITTEE. Any Grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all persons.

         3.3 INDEMNIFICATION OF THE COMMITTEE. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and save harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

         3.4 COMPLIANCE WITH APPLICABLE LAW. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. The Company shall in no event be obligated to register such shares of Common Stock or to take any other action in order to comply with any such law, regulation or

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requirement with respect to the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary in order to comply with any such laws, regulations or requirements.

4.       OPTIONS

         Subject to adjustment as provided in Section 4.14 hereof, the Committee may Grant to Participants Options to purchase shares of Common Stock of the Company which, in the aggregate, do not exceed 7700 shares of Common Stock. To the extent that any Options Granted under the Plan terminate, expire or are canceled without having been exercised, the shares covered by such Options shall again be available for Grant under the Plan.

         4.1 IDENTIFICATION OF OPTIONS. The Options Granted under the Plan shall be non-qualified stock options which are not entitled to tax treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986.

         4.2 GRANT DATE. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as the date the Options are Granted.

         4.3 VESTING DATE OF OPTIONS. The Options shall become exercisable as determined by the Committee, except that, with respect to Participants receiving Options with a Grant Date of January 1, 1995, Vesting Dates shall be as follows
(a) 25% of Options become exercisable on January 1, 1996; and (1)) 18.75% become exercisable each January 1 thereafter, except that the Options shall become fully exercisable on (i) the date of a Corporate Event; or (ii) the date a Participant's Employment ceases due to (A) Disability, (B) death, (C) termination of Employment at or after age 65 other than for Cause, or (D) termination of Employment by the Company or any of its Affiliates other than for Cause.

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         4.4 EXPIRATION OF OPTIONS. The Options shall expire on the 10th anniversary of the Grant Date.

         4.5 TERMINATION OF EMPLOYMENT. The Options may only be exercised while a Participant is Employed and, in the event a Participant's Employment ceases due to such Participant's Disability, death, termination of Employment at or after age 65 other than for Cause or termination of Employment by the Company or an Affiliate other than for Cause, for a period of 90 days after the date of such cessation or termination. In the event a Participant voluntarily terminates his Employment before age 65, all Options, whether vested or unvested, shall expire as of the date of such termination.

         4.6 TERMINATION FOR CAUSE. In the event a Participant's Employment is or is deemed to have been terminated by the Company for Cause, all Options, whether vested or unvested, shall expire at the commencement of business as of the date of such termination.

         4.7 LIMITATION ON TRANSFER. During the lifetime of a Participant, the Options shall be exercisable only by such Participant. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

         4.8 EXERCISE OF OPTIONS.

         (a) PRIOR TO A PUBLIC OFFERING. Prior to a Public Offering, a Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto. With respect to such Options, the Company shall pay to such Participant an amount equal to the number of Options exercised multiplied by the Option Spread determined as of the Valuation Date immediately preceding the Exercise Date and payable in any combination of cash or Common Stock (such Common Stock shall be valued at Fair Value determined as of the Valuation Date used for determining the Option Spread), as may be requested by such Participant, provided, however, that the Company may limit the

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amount of cash compensation to an amount equal to 50 percent of the amount payable to the Participant as determined above, less the Fair Value of any shares of Common Stock (determined as of the Valuation Date used for determining the Option Spread) withheld to satisfy the applicable withholding taxes pursuant to Section 4.12 hereto. The Company may delay payment until the financial information necessary to calculate Fair Value becomes available.

         (b) SUBSEQUENT TO A PUBLIC OFFERING. Coincident with or following a Public Offering, a Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto. The Participants may pay the exercise price in cash and/or by delivering freely transferable shares of Common Stock of the Company, such shares to be valued at their fair market value as of the Exercise Date.

         4.9 EXERCISE OF OPTIONS BY BENEFICIARY(IES). Before any beneficiary or beneficiaries of a Participant may exercise the Options granted herein upon such Participant's death, such beneficiary or beneficiaries must agree to be bound by the Plan, including, without limitation, the restrictions on Common Stock provided in Section 5 herein, and the Stock Option Grant Agreement, as if they had been original signatories thereto.

         4.10 METHOD OF EXERCISE. The Options shall be exercised by delivery of written notice to the Company's principal office (the "Exercise Notice"), to the attention of its Secretary, no less than two business days in advance of the effective date of the proposed exercise (the "Exercise Date"). Such notice shall
(a) specify the number of shares of Common Stock with respect to which the Options are being exercised, the Exercise Date and any requests with respect to the form of payment and withholding taxes as provided in Sections 4.8 and 4.12, respectively, (b) be signed by the Participant or his beneficiary(ies), as the case may be, and (c) if the Options are being exercised by the Participant's beneficiary(ies), such beneficiary or beneficiaries shall indicate in writing that they agree to and shall be bound by


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the Plan and Stock Option Grant Agreement as if they had been original signatories thereto. The partial exercise of the Options, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

         4.11 CERTIFICATES OF SHARES. Upon the exercise of the Options, certificates of shares of Common Stock, if any, legended as provided in Section 5.4, shall be issued in the name of the Participant or his beneficiary(ies), as the case may be, and delivered to such Participant or his beneficiary(ies), as the case may be, as soon as practicable following the Exercise Date.

         4.12 WITHHOLDING TAXES. At the time that a Participant exercises all or part of his Options by delivery of the Exercise Notice, such Participant may notify the Company within such Exercise Notice and request, in writing, that the Company withhold a portion of the shares that are to be distributed to the Participant to satisfy the applicable federal, state and local withholding taxes incurred in connection with the exercise of the Options. Otherwise, the Participants must pay to the Company in cash an amount sufficient to satisfy such withholding taxes.

         4.13     ADMINISTRATION OF OPTIONS.

         (a) TERMINATION OF THE OPTIONS. The Committee may, at any time, in its absolute discretion, without amendment to the Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, pay to such Participants an amount in cash for each such Option equal to either (i) if the date of termination occurs prior to a Public Offering, the Option Spread determined as of the Valuation Date immediately preceding the date of termination, or (ii) if the date of termination occurs coincident with or following a Public Offering, the excess of (x) the fair market value of each share of Common Stock as of the date of termination over
(y) the exercise price of the Options.

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         (b) AMENDMENT OF TERMS OF OPTIONS. The Committee may, in its absolute discretion, amend the terms of the Options, provided, however, that any such amendment shall not impair the Participants' rights under such Options without such Participants' consent.

         4.14 ADJUSTMENT UPON CHANGES IN COMPANY STOCK.

         (a) INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend (but only on the shares of Company Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to the Options and the exercise price per share of Common Stock of each such Option.

         (b) CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Options would have received in such merger or consolidation.

         (c) CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another

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corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                  (A) cancel, effective immediately prior to the occurrence of such event, the Options outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participants an amount in cash, for each share of Common Stock subject to the Options, equal to the excess of (1) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the exercise price of the Options; or

                  (B) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee in its absolute discretion, in the exercise price of the options or stock appreciation rights, or the number of shares or amount of property subject to the options or stock appreciation rights or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options.

         (d) OTHER CHANGES. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.14(a), (b) or (c) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

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         (e) NO OTHER RIGHTS. Except as expressly provided in the Plan or the
Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of any subdivision or consolidation of shares of Common Stock or shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of Common Stock or shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the exercise price of such Options.

         4.15 RIGHTS AS STOCKHOLDERS. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares. Except as otherwise expressly provided in Sections 4.13 and 4.14 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

         4.16 NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of the Options.

         4.17 NO OBLIGATION TO EXERCISE. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

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5.       RESTRICTIONS ON COMMON STOCK

         The rights and obligations of the Participants and their Permitted Transferees with respect to Common Stock obtained through the exercise of the Options provided in the Plan shall be governed by the following terms and conditions.

         5.1 LIMITATION ON TRANSFER OF COMMON STOCK. The Participants shall not Transfer any shares of Common Stock except as provided in the Plan. It shall be a condition precedent to any Transfer of shares of Common Stock by the Participants (but excluding Transfers referred to in Section 5.5 (Public Offerings) hereof) that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if it had been an original signatory thereto.

         5.2 PERMITTED DISPOSITION. The Participants shall be entitled to Transfer shares of Common Stock, at any time and from time to time, (a) if such Transfer is a testamentary transfer effected by operation of law or by will,
(b) to a trust for the benefit of such Participant or the Participant's spouse, issue or siblings, or (c) pursuant to and in accordance with sections 5.5 (Public Offering), 5.6 (Puts), 5.7 (Right of First Refusal), 5.8 (Calls), 5.9 (Tag-Alongs) and 5.10 (Drag-Alongs).

         5.3 EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect, and, until such time as a Transfer in compliance with the Plan shall have occurred, (a) no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid to the purported Transferee in respect of such shares, (b) the voting rights of such shares, if any, on any matter whatsoever shall remain vested in the Transferor, (c) the Transferor shall continue

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to be bound with respect to its obligations hereunder as the holder of such shares and (d) no such purported Transfer in violation of the Plan shall be registered by the Company on its books of registry.

         5.4      SECURITIES ACT; LEGENDS ON STOCK; NOTICE OF TRANSFER.

         (a) LEGENDS ON STOCK. Upon the exercise of the Options, each stock certificate representing shares of Common Stock (prior to a Public Offering pursuant to Section 5.5) shall bear a legend in substantially the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or under any state securities or blue sky laws and may not be transferred in the absence of such registration or any exception therefrom under such Act or under such state securities or blue sky laws.

                  The shares represented by this certificate may not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered except in compliance with the provisions of the Kroll Holdings, Inc. Management Stock Option Plan, as it may be amended. A copy of such Management Stock Option Plan, and any amendments thereto, is on file and available for inspection at the principal offices of Kroll Holdings, Inc.

         (b) NOTICE OF TRANSFER. Prior to any Transfer of shares of Common Stock by the Participants or their Permitted Transferees, the Participants or their Permitted Transferees will give written notice to the Company of the intention to effect such Transfer. The following provisions shall then apply:

                  (i) If in the opinion of the Company's counsel the proposed Transfer may be effected without registration of such shares under the Securities Act, the Company shall, as promptly as practicable, so notify such Participant and he shall thereupon

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         be entitled, subject to the other provisions of the Plan, to Transfer such shares in accordance with the terms of the notice delivered by him to the Company.

                  (ii) If such counsel is unable to conclude that the proposed Transfer may be effected without registration of such shares under the Securities Act, the Company will, as promptly as practicable, so notify such Participant and thereafter he shall not be entitled to Transfer such shares until either such shares have been effectively registered under the Securities Act or the provisions of this subdivision (b) of this Section 5.4 have otherwise been complied with, it being understood that the Company will not be requested or required to register such shares of Common Stock.

         5.5 PUBLIC OFFERING. In the event of a Public Offering, the Participants shall be entitled, without the consent of any other Stockholder, to Transfer any or all of their shares of Common Stock, at any time and from time to time following such Public Offering.

         5.6 PARTICIPANTS' RIGHTS TO PUT SHARES TO THE COMPANY.

         (a) PUT RIGHTS. Commencing one year from the Exercise Date with respect to the shares of Common Stock obtained through exercising the Options pursuant to the Plan, the Participants or their Permitted Transferees shall have the right to sell to the Company, and the Company shall have the obligation to purchase from the Participants or their Permitted Transferees, the shares of Common Stock obtained as a result of exercising the Options in accordance with the terms of this Section 5.6.

         (b) PUT NOTICE. No more than once each twelve-month period, the Participants or their Permitted Transferees may exercise their right to sell their shares of Common Stock to the Company by delivering written notice (the "Put Notice") to the Company no less than two days in advance of the effective date of exercise of the Put Rights (the "Put Date") specifying

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the number of shares of Common Stock such Participant or his Permitted
Transferees wish to sell to the Company and the Put Date.

         (c) NUMBER OF SHARES. The Participants and their Permitted Transferees shall have the right to sell to the Company, and the Company shall be obligated to purchase, in any calendar year, no more than 1/3 of the total number of shares of Common Stock that each Participant obtained as a result of exercising the Options Granted hereunder, less shares of Common Stock for which such Participant has been paid in cash pursuant to Section 4.8(a) hereto.

         (d) PAYMENT FOR SHARES. Following receipt of the Put Notice pursuant to this Section 5.6, the Company shall tender to the respective Participants or Permitted Transferees a certified check in an amount equal to the product of the number of shares of Common Stock being sold and the Appraised Value of a share of Common Stock. The Appraised Value shall be determined as of the Appraisal Date either (i) immediately preceding the Put Date if such Put Date is on or before June 30, or (ii) immediately succeeding the Put Date if such Put Date is after June 30 but before January 1 of the following calendar year. The Company may delay such payment for a reasonable time pending the availability of the necessary financial information and the calculation of Appraised Value by the Appraiser. Regardless of whether payment has been delayed by the Company pursuant to this Section 5.6, the Participant or Permitted Transferee shall deliver to the Company stock certificates for such shares of Common Stock, duly endorsed in blank, as soon as practicable after delivery of the Put Notice.

         (e) RESTRICTION ON RIGHTS TO PUT. The Company shall not be obligated to purchase shares of Common Stock from the Participants or Permitted Transferees if, at the time payment for such shares of Common Stock would be required to be made, (i) such payments would result in a breach of, or could constitute an event of default under, any Note Purchase

Agreement; (ii) an event of default of any Note Purchase Agreement has occurred and is continuing; or (iii) such payments would violate applicable law.

         (f) EXPIRATION OF PUT RIGHTS. The Put Rights shall expire on the date that a Public Offering of Company Stock occurs.

         5.7 PARTICIPANTS' RIGHT TO TRANSFER AND COMPANY'S RIGHT OF FIRST REFUSAL. Prior to a Public Offering and following the fifth anniversary of the Exercise Date with respect to the shares of Common Stock obtained through exercising the Options pursuant to the Plan, the Participants and their Permitted Transferees shall have the right (subject to the other terms of the Plan) to Transfer such shares of Common Stock held by such holder(s) in accordance with the terms of this Section 5.7. In the event that such holder(s) obtains from an independent purchaser a good faith bona fide offer to purchase shares of Common Stock held by such holder for a minimum of five years, he shall promptly notify the Company in writing of the name and address of such independent purchaser and inform the Company of the status of such negotiations. When and if such holder (a "Selling Stockholder") decides to Transfer any such shares of Common Stock, such Selling Stockholder shall promptly deliver to the Company a copy of such good faith BONA FIDE offer along with the identity of the independent purchaser and a written notice that, unless the Company exercises its rights granted in this Section 5.7, such Selling Stockholder will Transfer his shares of Common Stock in accordance therewith (the "Stockholder Notice"). At any time during the ten business days following receipt of the Stockholder Notice, the Company may give such Selling Stockholder notice of exercise of its right to purchase all, but not less than all, of the shares of Common Stock which the Selling Stockholder has given notice of his intention to Transfer in the Stockholder Notice (the "Company Notice"). Upon receipt of the Company Notice, the Selling Stockholder shall sell the shares of Common Stock described in the Stockholder Notice to the Company at a price equal to the product of the number of shares of Common Stock being sold and the Appraised

Value of a share of Common Stock. The Appraised Value shall be determined as of the Appraisal Date either (x) immediately preceding the date of the Company Notice if such date is on or before June 30, or (y) immediately succeeding the date of the Company Notice if such date is after June 30 but before January 1 of the following calendar year. The Company may delay such payment for a reasonable time pending the availability of the necessary financial information and the calculation of Appraised Value by the Appraiser. Regardless of whether the Company delays such payment pursuant to this Section 5.7, if the Company exercises its right of first refusal under this Section 5.7, the Participant or Permitted Transferee shall deliver to the Company stock certificates for such shares of Common Stock, duly endorsed in blank, as soon as practicable after receipt of the Company Notice. If the Selling Stockholder shall not receive the Company Notice as provided in the foregoing sentence, he shall have the right to Transfer all, but not less than all, of the shares of Common Stock offered for Transfer in the Stockholder Notice to the independent purchaser specified in the Stockholder Notice, for the consideration and in accordance with the terms and conditions set out in such Stockholder Notice and in compliance with the terms of the Plan, provided that such Selling Stockholder shall not Transfer any shares of Common Stock to (i) any Person, or Affiliate of such Person, who competes, or is expected to compete, with the Company or any of its Affiliates,
(ii) any Person, or Affiliate of such Person, who the Company determines (in its sole discretion) might cause harm to the Company by virtue of becoming a stockholder of the Company, (iii) any bank or other financial institution for the purpose of pledging or granting a security interest in such shares of Common Stock in order to secure indebtedness of such Selling Stockholder, (iv) any other shareholder of the Company without the written consent of the Majority Stockholder, or (v) any Person, or Affiliate of such Person, which has a material adverse interest to, or is involved in a pending or threatened litigation or legal proceeding with, the Company, the Majority Stockholder or any of their Affiliates.

         5.8      COMPANY'S CALL RIGHTS

         (a) In the event that a Participant ceases to be Employed for any reason other than (i) death, (ii) Disability, or (iii) termination at or after age 65 (other than a termination by the Company for Cause), the Company shall have the right to purchase from such Participant and all of his Permitted Transferees, and such Participant and all of his Permitted Transferees shall have the obligation to sell to the Company, all (but not less than all) of such Participant's and/or his Permitted Transferee's shares of Common Stock at a price equal to the product of (x) the number of shares of Common Stock being purchased and (y) the Appraised Value of a share of Common Stock. The Appraised Value shall be determined as of the Appraisal Date either (i) immediately preceding the Call Date if such Call Date is on or before June 30, or (ii) immediately succeeding the Call Date if such Call Date is after June 30 but before January 1 of the following calendar year. The Company may delay such payment for a reasonable time pending the availability of the necessary financial information and the calculation of Appraised Value by the Appraiser. Regardless of whether the Company delays such payment pursuant to this Section 5.8, the Participant or Permitted Transferee shall deliver to the Company stock certificates for such shares of Common Stock, duly endorsed in blank, as soon as practicable following the Call Date.

         (b) The Company's right to purchase shares of Common Stock shall be exercised by the delivery of a written notice to such Participant or his Permitted Transferees, specifying the "Call Date," which date shall be not less than one and no more than ninety days after the date of such notice, on which the Company shall purchase all (but not less than all) of such shares of Common Stock held by the Participant and/or his Permitted Transferees.

         (c) The Call Rights shall expire on the date that a Public Offering of Company Stock occurs.

         5.9      PARTICIPANTS' TAG-ALONG RIGHTS.

         (a) In the event of a Public Offering or a sale of all or substantially all of the stock of the Company, the Participants or their Permitted Transferees will be permitted to participate in such transaction by selling the number of shares of Common Stock owned by each Participant and all of his Permitted Transferees as a result of exercising the Options provided herein equal to the product of the number of shares of Common Stock owned by such Participant and all of his Permitted Transferees and a fraction, the numerator of which is the total number of shares of Common Stock proposed to be sold by the Majority Stockholder (before giving effect to this provision) and the denominator of which is the total number of shares of Common Stock then owned by the Majority Stockholder and his Permitted Transferees plus the total number of shares of Company Stock owned on or before the fifth business day prior to the date of such Public Offering or sale, by any other stockholder of the Company entitled to participate in such sale, including without limitation the other Participants of the Plan. The Company shall notify the Participants in writing of such Public Offering or sale, indicating the price and other material terms and conditions of the proposed sale and the intended closing date of such sale. Any purchase from the Participants under this Section 5.9 shall be at the same price per share of Common Stock and on the same terms and conditions as apply to the purchase of shares from the Majority Stockholder. Each Participant shall give the Company written notice of how many shares of Common Stock he and all of his Permitted Transferees desire to sell within 10 days of receiving notice of the proposed transaction. If the Company does not receive notice from any Participant or his Permitted Transferees within such ten-day period, such Participant and/or his Permitted Transferees shall be deemed to have elected not to exercise the rights under this Section 5.9 and the Company may complete the proposed Public Offering or sale at the price and on the terms and conditions of the notice to the Participants.

         (b) The Company shall have the right, but not the obligation, to satisfy the Participants' Tag-Along Rights by redeeming the number of shares of Common Stock that each Participant is entitled to sell under this Section 5.9 in lieu of allowing the Participants to participate in the sales transaction. On the date specified by the Company in a written notice to the Participants for such redemption, the Company shall tender to each Participant or Permitted Transferee a certified check in the amount equal to the product of the number of shares of Common Stock being redeemed and the price per share of Common Stock being paid in the sales transaction and each such Participant or Permitted Transferee shall deliver to the Company stock certificates for such shares of Common Stock, duly endorsed in blank.

         5.10 MAJORITY STOCKHOLDER'S DRAG-ALONG RIGHTS. In the event that the Majority Stockholder or any of his Permitted Transferees agree to sell all or substantially all of their shares of Company Stock, the Majority Stockholder shall have the right, but not the obligation, to require the Participants and all of their Permitted Transferees to sell, and the Participants and all of their Permitted Transferees shall have the obligation to sell, under the same terms and conditions that are applicable to the sale by the Majority Stockholder and at the same time as such sale, up to that total number of shares of Common Stock owned by each Participant and all of his Permitted Transferees obtained by multiplying (a) the total number of shares of Common Stock that are proposed to be sold (before giving effect to this provision) by the Majority Stockholder and all of his Permitted Transferees, by (b) a fraction, the numerator of which is the total number of shares of Common Stock owned on or before the fifth business day prior to the date of such sale by such Participant and all of his permitted Transferees and the denominator of which is the total number of shares of Common Stock owned by the Majority Stockholder and all of his Permitted Transferees.

6. CERTAIN VOTING AGREEMENTS.

         6.1 OBLIGATION TO BE COUNTED FOR A QUORUM. Once the Options are exercised, the Participants and all of their Permitted Transferees shall be present in person or represented by proxy at all meetings of the stockholders of the Company, so that all shares owned by such Participants or their Permitted Transferees may be counted for the purpose of determining the presence of a quorum at such meetings.

         6.2 VOTING BY STOCKHOLDERS. Once the Options are exercised, the Participants shall vote any shares of Common Stock owned by them, and to cause all of their Permitted Transferees to vote any shares of Common Stock owned by such Permitted Transferees, whether by note, ballot, proxy or written consent, in any vote of the stockholders of the Company in the same manner as the Majority Stockholder, or upon the death of the Majority Stockholder, in the same manner as the holders of a majority of the shares held by the Permitted Transferees of the Majority Stockholder.

7. MISCELLANEOUS

         7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

         If to the Participant:

                  To the address shown on the Stock Option Grant Agreement.

         If to the Majority Stockholder:

                  Kroll Associates, Inc.
                  900 Third Avenue
                  New York, New York 10022-4751
                  ATTENTION:  Jules B. Kroll

         If to the Company:

                  Kroll Holdings, Inc.
                  900 Third Avenue
                  New York, New York 10022-4751
                  ATTENTION:  General Counsel and Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         7.2 DESCRIPTIVE HEADINGS. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

         7.3 SEVERABILITY. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company, Majority Stockholder and Participants shall be enforceable to the fullest extent permitted by law.

         7.4 GOVERNING LAW. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

January 31, 1996

                          STOCK OPTION GRANT AGREEMENT


         THIS AGREEMENT, made as of this 9th day of February, 1996 between KROLL HOLDINGS, INC., a Delaware corporation, (the "Company") and _____________ (the "Participant").

         WHEREAS, the Company has adopted and maintains the Kroll Holdings, Inc. Management Stock Option Plan (the "Plan") to promote the interests of the Company and its stockholders by providing the Company's key employees with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company;

         WHEREAS, Section 4 of the Plan provides for the Grant to Participants in the Plan of Options to purchase, or receive the appreciation in value of, as the case may be, shares of Common Stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1. GRANT OF OPTIONS. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant Options with respect to __________ shares of Common Stock of the Company.

         2. GRANT DATE. The Grant Date of the Options hereby Granted is January 1, 1995.

         3. EXPIRATION OF OPTIONS. The Options hereby Granted shall expire on the earlier of: (a) the 10th anniversary of the Grant Date; (b) the date the Participant's Employment ceases due to voluntary termination of Employment before the Participant attains age 65; or (c) 90 days after termination or cessation of Employment due to the Participant's (i) death, (ii) Disability,
(iii) termination of Employment at or after age 65 other than for Cause, or (iv) termination of Employment by the Company or an Affiliate other than for Cause.

         4. TERMINATION OF EMPLOYMENT FOR CAUSE. In the event the Participant's Employment is deemed to have been terminated for Cause, all Options, whether vested or unvested, shall expire at the commencement of business as of the date of such termination.

         5. INCORPORATION OF PLAN. All terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan or this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

         6. EXERCISE PRICE. The exercise price of each Option hereby Granted is $400.00.

         7. VESTING DATE OF OPTIONS. The Vesting Date with respect to the Options hereby Granted shall be as follows: (a) 25% of Options are exercisable as of January 1, 1996; and (b) 18.75% become exercisable each January 1 thereafter, except that the Options shall become fully exercisable on (i) the date of a Corporate Event; or (ii) the date a Participant's Employment ceases due to (A) Disability, (B) death, (C) termination of Employment at or after age 65 other than for Cause, or (D) termination of Employment by the Company or any of its Affiliates other than for Cause.

         8. LIMITATION ON TRANSFER. During the lifetime of the Participant, the Options shall be exercisable only by the Participant. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. All shares of Common Stock obtained pursuant to the Options Granted herein shall not be transferred except as provided in, and in accordance with, the Plan.

         9. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

         10. INTEGRATION. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         11. OTHER STOCKHOLDERS' AGREEMENTS. The Participant or his respective Permitted Transferees shall not enter into any stockholder agreement or arrangement of any kind with any person with respect to the shares of Common Stock received pursuant to the Options provided herein inconsistent with the provisions of this Agreement (whether or not such agreement or arrangement is with other stockholders that are not parties to this Agreement).

         12. SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors, assigns and Transferees, PROVIDED that the Participant may not assign to any Person any of his rights hereunder other than in connection with a Transfer to such Person of shares in accordance with the provisions hereof.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

         15. INJUNCTIVE RELIEF. The Participant acknowledges and agrees that a violation of any of the terms of this Agreement, including without limitation the Plan, will cause the Company irreparable injury for which adequate remedy at law is not available. Therefore, the Participant agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining the Participant and/or any of his Permitted Transferees from committing any violations of the provisions of this Agreement, including without limitation the Plan.

         16. PARTICIPANT ACKNOWLEDGMENT. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Options shall be final and conclusive.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                                            KROLL HOLDINGS, INC.



                                            By:
                                               --------------------------------
                                                     Nazzareno E. Paciotti
                                                     Chief Financial Officer


                                            -----------------------------------
                                            Address:








                                       3